ASSIGNMENT OF RIGHTS AND ASSUMPTION OF OBLIGATIONS

WHEREAS, Gregory D. Cohen and Greg Cohen Promotion, LLC (“Cohen”) owe a debt and the obligation to pay monies derived from profits to the Pershing Gold Corporation f/k/a The Empire Sports and Entertainment Holdings Co. (the “Company”), arising under the “Separation Agreement and General Release,” executed on March 28, 2012 and attached hereto as Exhibit A, and the “Agreement for Payment of Future Proceeds,” executed in or about April 2011 and attached hereto as Exhibit B (collectively the “Agreement”).

WHEREAS, the Agreement also mandates the payment of monies due and owing to Barry Hoing (“Honig”);

WHEREAS, Honig is a third-party beneficiary under the Agreement;

WHEREAS, Cohen has not made full payment of the amounts due and owing to the Company, or Honig;

WHEREAS, Cohen has renounced his obligations to make future payments towards the amounts due and owing, or otherwise fulfill his obligations under the Agreement;

WHEREAS, a prior notice of assignment had been deemed not necessary by the parties hereto;

NOW, THEREFORE, the parties to this Assignment of Rights and Assumption of obligations hereby agree as follows:

1.
In consideration of the assumption by Honig of all obligations owned by the Company under the Agreement and Ten Dollars and No Cents ($10.00), and other good and valuable consideration, The Company does hereby assign, transfer, and set over to Honig all rights and remedies owned by the Company under the Agreement.

2.
This Assignment of Rights and Assumption of Obligations may be executed in counterparts, each counterpart shall be deemed an original, and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all of the parties are not a signatory to the same counterpart.

3.
This Assignment of Rights and Assumption of Obligations shall be governed by the internal laws of the state of New York without reference to the principles of conflicts of laws.  Further, any dispute arising from or relating to this Assignment of Rights and Assumption of Obligations shall be resolved exclusively in the Courts of the State of New York, New York County.

IN WITNESS WHEREFORE, the parties hereto have caused this Assignment of Rights and Assumption of Obligations to be signed by their respective representatives thereunto duly authorized, all as of the date written below.

Dated: October 29, 2012

Barry Honig	Pershing Gold Corporation f/k/a The Empire Sports and Entertainment Holdings Co.

By: Steven Alfers Title: CEO